EXHIBIT 99.1

FOR IMMEDIATE DISTRIBUTION

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554, media@delta.com news archive at news.delta.com

Delta Air Lines Announces June Quarter Profit
Company produces quarterly profit despite more than $1 billion higher fuel expense

ATLANTA, July 27, 2011 – Delta Air Lines (NYSE:DAL) today reported financial results for the June 2011 quarter.  Key points include:

●	Delta’s net income for the June 2011 quarter was $366 million, or $0.43 per diluted share, excluding special items1.
●	Delta’s net income was $198 million, or $0.23 per diluted share, for the June 2011 quarter.
●	Strong top line revenue growth of 12% year over year helped offset more than $1 billion higher fuel expense.
●	Delta generated a revenue premium, with unit revenues up 10% for the quarter.
●	Delta generated $1 billion of operating cash flow and $700 million in free cash flow in the quarter. The company ended the June 2011 quarter with $5.6 billion in unrestricted liquidity.

“High fuel prices are putting significant pressure on the industry, but the benefits of Delta’s strategic actions and the dedication of Delta employees are evident in the solid profit we produced despite more than $1 billion in higher fuel expense,” said Richard Anderson, Delta’s chief executive officer.  “Our revenue momentum, coupled with the capacity reductions we are making in September and actions to get our non-fuel costs to 2010 levels, will generate the margins we need to hit our return targets.”

Adapting the Business for Higher Fuel Prices
Delta is recalibrating its business to succeed in a permanent, high fuel price environment.  The company’s actions include:
●	Using fare increases, fuel surcharges and revenue initiatives to recover fuel cost increases through ticket prices;
●
Reducing its December quarter capacity by 4 – 5% year over year, an incremental 1 point reduction from previous guidance, focused in markets where revenues do not cover higher fuel costs.  Domestic capacity will be down 1 – 3% and international capacity will be down 4 – 6%.  In the transatlantic, Delta and its partners, Air France – KLM and Alitalia, established capacity levels as a single entity, leading to a combined reduction in transatlantic capacity of 7 – 9% for the December quarter;

- more -

●
Retiring 140 of Delta’s least efficient aircraft by the end of 2012, including the entire DC9 and Saab turbo-prop fleets, and 60 50-seat regional jets.  Half of these aircraft will exit the fleet in 2011, which will contribute to the expected $250 million in maintenance savings for the second half of 2011 compared to the first half of the year; and

●
Implementing initiatives to reduce the company’s non-fuel unit costs to 2010 levels by the end of 2011, including voluntary exit programs accepted by more than 2,000 employees; consolidating more than 1.2 million square feet of facilities in Atlanta and Minneapolis; and lowering selling and distribution costs by shifting to more efficient distribution channels.

Revenue Environment
Delta’s operating revenue grew $1 billion, or 12%, in the June 2011 quarter compared to the 2010 quarter.  Traffic rose 1% on a 2.5% increase in capacity.

●
Passenger revenue increased 13%, or $882 million, compared to the prior year period.  Passenger unit revenue (PRASM) increased 10%, driven by a 12% improvement in yield partially offset by a 1.3 point decline in load factor.  Passenger revenues were negatively impacted by $125 million as a result of the March events in Japan.

●	Cargo revenue increased 25%, or $53 million, on higher cargo volume and yield.
●	Other revenue increased 5%, or $50 million, from higher third-party maintenance revenue.

As part of its plan to generate $1 billion in incremental revenue by 2013, Delta launched its new international premium economy product, Economy Comfort, on June 1.  Revenue from Economy Comfort and other new seat-related products and merchandising initiatives are expected to generate $150 – 200 million in revenue in 2011.

Comparisons of revenue-related statistics are as follows:

		Increase (Decrease)
		2Q11 versus 2Q10
		Change	Unit
Passenger Revenue	2Q11 ($M)	YOY	Revenue	Yield	Capacity
Domestic	$3,475	12%	12%	12%	(0.2%)
Atlantic	1,570	16%	7%	10%	7.6%
Pacific	722	14%	6%	11%	7.8%
Latin America	440	18%	14%	16%	3.7%
Total mainline	6,207	13%	10%	12%	3.1%
Regional	1,684	10%	12%	12%	(1.7%)
Consolidated	$7,891	13%	10%	12%	2.5%

“A strong demand environment, combined with our corporate revenue share gains and great work by our entire team, resulted in top line growth of 12% and produced a unit revenue premium to the industry,” said Ed Bastian, Delta’s president.  “Right-sizing our capacity, coupled with pricing initiatives and revenues from new products and services, position us well to continue to generate solid unit revenue improvements for the September quarter.”

- more -

Cost Performance
In the June 2011 quarter, Delta’s operating expense increased $1.4 billion year over year.  More than $1 billion of this increase was attributable to the 39% increase in fuel prices, with the remainder of the cost increase primarily driven by maintenance volumes and higher revenue-related expenses.

Consolidated unit cost (CASM2), excluding fuel expense, profit sharing and special items, was 4.8% higher in the June 2011 quarter on a year-over-year basis.  Consolidated CASM increased 16% due to higher fuel prices.

“We have seen unit cost growth from not only high fuel prices, but also maintenance volumes and revenue-related expenses,” said Hank Halter, Delta’s chief financial officer.  “We are moving aggressively to stem this cost growth with a target of bringing our non-fuel unit costs to 2010 levels by the end of the year.”

Fuel Price and Related Hedges
Delta’s average fuel price3 of $3.22 per gallon for the June quarter was a $0.90, or 39%, increase over the prior year.  The June quarter 2011 price included $118 million in gains, net of option premiums, from its fuel hedging program.  At July 22, 2011, Delta’s fuel hedge portfolio for the remainder of 2011 was worth $225 million, net of option premiums, and the table below represents fuel hedges Delta had in place for 2011 on that date:

	3Q11	4Q11
WTI – Crude	0%	1%
Heating Oil	33%	34%
Brent – Crude	11%	14%
Jet Fuel	1%	6%
Total	45%	55%

Projected fuel price	$3.20	$3.31

Liquidity Position
As of June 30, 2011, Delta had $5.6 billion in unrestricted liquidity, including $3.8 billion in cash and short-term investments and $1.8 billion in undrawn revolving credit facilities.

Operating cash flow during the June 2011 quarter was $1 billion, driven by the company’s profitability and advance ticket sales.  Free cash flow was $700 million.

Capital expenditures during the quarter were $300 million, including $205 million in aircraft, parts and modifications.  To date, Delta has modified 40 aircraft with full flat-bed seats.  The airline's entire widebody international fleet will have full flat-bed seats in BusinessElite by 2013.  These expenditures are part of Delta’s three-year, $2 billion investment in improved products, services and facilities.

- more -

For the full year 2011, the company expects its capital expenditures will be $1.2 billion.  The company remains committed to keeping its annual capital expenditures at $1.2 - $1.4 billion.

During the June quarter, Delta refinanced $2.6 billion of corporate credit facilities.  The transaction, with an effective annual rate of 3.67%, increased the company’s revolving credit availability by $200 million and reduced its term loan borrowing by $200 million. This reduction in term loan borrowing, combined with normal amortization payments, resulted in net debt payments of $510 million for the quarter.

 At June 30, Delta’s adjusted net debt was $13.8 billion, a $700 million reduction from March 31, 2011.  The company has now completed $3.2 billion of its $7 billion debt reduction target.

“With strong cash generation despite fuel price pressures, we are making solid progress on our debt reduction goals,” Halter added.  “In 18 months, we have reduced our net debt by over $3 billion, while still making significant investments in our product, fleet and facilities.”

Company Highlights
Delta has a strong commitment to its employees, customers and the communities it serves.  Key accomplishments in the June quarter include:
●
Delivering significant improvements in operational performance, including an on-time arrival rate of 80.7% that was among the best in the industry.  Delta employees received $9 million in Shared Rewards payments to recognize their work in achieving these operational improvements;

●
Receiving the Million Work Hours Award from the U.S. National Safety Council, recognizing employees in Reservation Sales and Information Technology for their safety excellence in achieving more than 1 million injury-free work hours in 2010;

●
Improving products and facilities for Delta’s customers, including launching the company’s new premium international economy seating, Economy Comfort; beginning construction on the company’s new  international facility at New York-JFK’s Terminal 4, which is set to open in the spring of 2013; and updating apps for iPhone, Blackberry and Android that allow travelers to download mobile boarding passes, check flight status, and search flight schedules;

●
Positioning the company as the airline of choice in New York with preliminary DOT approval to exchange slots and airport facilities at New York's LaGuardia and Washington's Reagan National airports with US Airways.  Under the agreement, Delta will acquire 132 slot pairs at LaGuardia, which will allow Delta to double its available destinations, offering customers more frequent and convenient service at New York’s preferred airport for business travel;

●
Expanding Delta’s global reach to give passengers more options through new service to key international business destinations such as London-Heathrow, Beijing, Shanghai, and Tokyo-Haneda; improving SkyTeam’s leading alliance position in China with the inclusion of the alliance’s newest partner, China Eastern; and obtaining anti-trust approval of the industry’s first US-Australia joint venture between Delta and Virgin Australia;

:

- more -

●
Being chosen by the readers of Executive Travel magazine as the leading U.S. carrier in six categories for the publication’s 2011 Leading Edge awards, including Best First-Class Service; Best Business-Class Service; Best Airport Lounge; Best Flight Experience to Mexico; Best Flight Experience to Central/South America; and Best Private Jet Service (for Delta Private Jets);

●	Awarding more than $350,000 in scholarships to 330 Delta employees and their families through the Delta Scholarship Fund; and
●
Teaming with Habitat for Humanity and SkyTeam partners China Southern and China Eastern to help build five houses in Pinghu, China.  This year’s effort was Delta’s seventh international build with Habitat for Humanity.

Special Items
Delta recorded special items totaling $168 million in the June 2011 quarter, including:
●	$80 million in severance and related costs associated with the voluntary exit programs the company offered as part of its initiatives to adapt the airline to higher fuel prices;
●	A $64 million charge for facilities consolidation and fleet initiatives;
●	A $13 million charge for debt extinguishment associated with the company’s debt reduction initiatives; and
●	$11 million in mark-to-market adjustments for fuel hedges.

Delta recorded $82 million in special items in the June 2010 quarter, including $46 million in merger-related expenses and $36 million in asset impairment charges.

- more -

September 2011 Quarter Guidance
Delta’s projections for the September 2011 quarter are below.

3Q 2011 Forecast

Fuel price, including taxes and hedges	$3.20
Operating margin	7 - 9%
Capital expenditures	$250 million
Total liquidity at end of period	$ 5.1 billion

3Q 2011 Forecast (compared to 3Q 2010)

Consolidated unit costs – excluding fuel expense and profit sharing	Up 2 – 4%

System capacity	Flat
Domestic	Down 1 - 3%
International	Up 2 - 4%

Mainline capacity	Flat
Domestic	Down 1 - 3%
International	Up 2 - 4%

Other Matters
Included with this press release are Delta’s unaudited Consolidated Statements of Operations for the three and six months ended June 30, 2011 and 2010; a statistical summary for those periods; selected balance sheet data as of June 30, 2011 and Dec. 31, 2010; and a reconciliation of certain non-GAAP financial measures.

About Delta
Delta Air Lines serves more than 160 million customers each year, and was named by Fortune magazine as the most admired airline worldwide in its 2011 World's Most Admired Companies airline industry list. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 355 destinations in 65 countries on six continents. Headquartered in Atlanta, Delta employs 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry's leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline's service includes the SkyMiles frequent flier program, a world-class airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Delta is investing more than $2 billion through 2013 in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com

- more -

Endnotes

1 Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.
2 Delta excludes from consolidated unit cost ancillary businesses which are not related to the generation of a seat mile, including aircraft maintenance and staffing services which Delta provides to third parties and Delta’s vacation wholesale operations (MLT). Management believes this methodology provides a more consistent and comparable reflection of Delta’s consolidated operations.
3 Delta’s June 2011 quarter average fuel price of $3.22 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, adjusted for mark-to-market adjustments recorded in periods other than the settlement period.

Forward-looking Statements
Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of significant funding obligations with respect to defined benefit pension plans; the impact of posting collateral in connection with our fuel hedge contracts;  the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; the integration of the Delta and Northwest workforces; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2010.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of July 27, 2011, and which we have no current intention to update.

- more -

DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,
(in millions, except per share data)	2011	2010	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$6,207	$5,480	$727	13%
Regional carriers	1,684	1,529	155	10%
Total passenger revenue	7,891	7,009	882	13%
Cargo	264	211	53	25%
Other	998	948	50	5%
Total operating revenue	9,153	8,168	985	12%

Operating Expense:
Aircraft fuel and related taxes	2,663	1,960	703	36%
Salaries and related costs	1,739	1,702	37	2%
Contract carrier arrangements(1)	1,410	972	438	45%
Aircraft maintenance materials and outside repairs	485	395	90	23%
Contracted services	415	366	49	13%
Passenger commissions and other selling expenses	440	377	63	17%
Depreciation and amortization	381	379	2	1%
Landing fees and other rents	320	324	(4)	-1%
Passenger service	181	165	16	10%
Aircraft rent	74	101	(27)	-27%
Profit sharing	8	90	(82)	-91%
Restructuring and other items	144	82	62	76%
Other	412	403	9	2%
Total operating expense	8,672	7,316	1,356	19%

Operating Income	481	852	(371)	-44%

Other (Expense) Income:
Interest expense, net	(233)	(255)	22	-9%
Amortization of debt discount, net	(46)	(57)	11	-19%
Loss on extinguishment of debt	(13)	-	(13)	NM
Miscellaneous, net	6	(72)	78	NM
Total other expense, net	(286)	(384)	98	-26%

Income Before Income Taxes	195	468	(273)	-58%

Income Tax Benefit (Provision)	3	(1)	4	NM

Net Income	$198	$467	$(269)	-58%

Basic Earnings per Share	$0.24	$0.56
Diluted Earnings per Share	$0.23	$0.55

Basic Weighted Average Shares Outstanding	838	834
Diluted Weighted Average Shares Outstanding	844	842

(1) Contract carrier arrangements expense includes $545 million and $282 million for the three months ended June 30, 2011 and 2010, respectively, for aircraft fuel and related taxes.

- more -

DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	Six Months Ended June 30,
(in millions, except per share data)	2011	2010	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$11,341	$9,966	$1,375	14%
Regional carriers	3,125	2,849	276	10%
Total passenger revenue	14,466	12,815	1,651	13%
Cargo	514	387	127	33%
Other	1,920	1,814	106	6%
Total operating revenue	16,900	15,016	1,884	13%

Operating Expense:
Aircraft fuel and related taxes	4,829	3,643	1,186	33%
Salaries and related costs	3,466	3,374	92	3%
Contract carrier arrangements(1)	2,710	1,889	821	43%
Aircraft maintenance materials and outside repairs	970	769	201	26%
Contracted services	840	758	82	11%
Passenger commissions and other selling expenses	809	741	68	9%
Depreciation and amortization	757	764	(7)	-1%
Landing fees and other rents	633	637	(4)	-1%
Passenger service	345	303	42	14%
Aircraft rent	152	213	(61)	-29%
Profit sharing	8	90	(82)	-91%
Restructuring and merger-related items	151	136	15	11%
Other	841	779	62	8%
Total operating expense	16,511	14,096	2,415	17%

Operating Income	389	920	(531)	-58%

Other (Expense) Income:
Interest expense, net	(454)	(501)	47	-9%
Amortization of debt discount, net	(93)	(117)	24	-21%
Loss on extinguishment of debt	(33)	-	(33)	NM
Miscellaneous, net	(4)	(80)	76	-95%
Total other expense, net	(584)	(698)	114	-16%

(Loss) Income Before Income Taxes	(195)	222	(417)	NM

Income Tax Benefit (Provision)	75	(11)	86	NM

Net (Loss) Income	$(120)	$211	$(331)	NM

Basic (Loss) Earnings per Share	$(0.14)	$0.25
Diluted (Loss) Earnings per Share	$(0.14)	$0.25

Basic Weighted Average Shares Outstanding	838	833
Diluted Weighted Average Shares Outstanding	838	842

(1) Contract carrier arrangements expense includes $1.0 billion and $540 million for the six months ended June 30, 2011 and 2010, respectively, for aircraft fuel and related taxes.

- more -

DELTA AIR LINES, INC.
Selected Balance Sheet Data

	June 30,	December 31,
(in millions)	2011	2010
	(Unaudited)
Cash and cash equivalents	$2,855	$2,892
Short-term investments	967	718
Restricted cash and cash equivalents and short-term investments	476	447
Total assets	43,878	43,188
Total debt and capital leases, including current maturities	14,661	15,252
Total stockholders' equity	785	897

DELTA AIR LINES, INC.
Combined Statistical Summary
(Unaudited)

	Three Months Ended June 30,
	2011		2010		Change

Consolidated(1):
Revenue Passenger Miles (millions)	50,366		49,894		0.9%
Available Seat Miles (millions)	60,141		58,698		2.5%
Passenger Mile Yield	15.67	¢	14.05	¢	11.5%
Passenger Revenue per Available Seat Mile (PRASM)	13.12	¢	11.94	¢	9.9%
Operating Cost Per Available Seat Mile (CASM)	14.42	¢	12.46	¢	15.7%
CASM excluding Fuel and Special Items - See Note A	8.46	¢	8.08	¢	4.8%
Passenger Load Factor	83.7%		85.0%		-1.3	pts
Fuel Gallons Consumed (millions)	992		965		2.8%
Average Price Per Fuel Gallon – see Note A	$3.22		$2.32		38.8%
Number of Aircraft in Fleet, End of Period	803		958		(155)	Aircraft
Full-Time Equivalent Employees, End of Period	82,347		81,916		0.5%

Mainline:
Revenue Passenger Miles (millions)	43,988		43,398		1.4%
Available Seat Miles (millions)	52,221		50,642		3.1%
Operating Cost Per Available Seat Mile (CASM)	13.29	¢	11.47	¢	15.9%
CASM excluding Fuel and Special Items - See Note A	7.70	¢	7.27	¢	5.9%
Fuel Gallons Consumed (millions)	809		782		3.5%
Average Price Per Fuel Gallon – see Note A	$3.18		$2.32		37.1%
Number of Aircraft in Fleet, End of Period	727		733		(6)	Aircraft

1 Except for full-time equivalent employees and number of aircraft in fleet, data presented includes operations under Delta’s contract carrier arrangements.

- more -

DELTA AIR LINES, INC.
Combined Statistical Summary
(Unaudited)

	Six Months Ended June 30,
	2011		2010		Change

Consolidated(1):
Revenue Passenger Miles (millions)	93,295		92,261		1.1%
Available Seat Miles (millions)	116,360		111,999		3.9%
Passenger Mile Yield	15.51	¢	13.89	¢	11.7%
Passenger Revenue per Available Seat Mile (PRASM)	12.43	¢	11.44	¢	8.7%
Operating Cost Per Available Seat Mile (CASM)	14.19	¢	12.59	¢	12.7%
CASM excluding Fuel and Special Items - See Note A	8.70	¢	8.38	¢	3.8%
Passenger Load Factor	80.2%		82.4%		-2.2	pts
Fuel Gallons Consumed (millions)	1,911		1,836		4.1%
Average Price Per Fuel Gallon – see Note A	$3.06		$2.28		34.2%
Number of Aircraft in Fleet, End of Period	803		958		(155)	Aircraft
Full-Time Equivalent Employees, End of Period	82,347		81,916		0.5%

Mainline:
Revenue Passenger Miles (millions)	81,366		79,929		1.8%
Available Seat Miles (millions)	100,860		96,252		4.8%
Operating Cost Per Available Seat Mile (CASM)	13.03	¢	11.54	¢	12.9%
CASM excluding Fuel and Special Items - See Note A	7.92	¢	7.55	¢	4.9%
Fuel Gallons Consumed (millions)	1,553		1,479		5.0%
Average Price Per Fuel Gallon – see Note A	$3.02		$2.27		33.0%
Number of Aircraft in Fleet, End of Period	727		733		(6)	Aircraft

1 Except for full-time equivalent employees and number of aircraft in fleet, data presented includes operations under Delta’s contract carrier arrangements.

- more -

Note A: The following tables show reconciliations of non-GAAP financial measures.  The reasons Delta uses these measures are described below.

• We sometimes use information that is derived from our Condensed Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information is considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules.  The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

• Delta is unable to reconcile certain forward-looking projections to GAAP, including projected consolidated non-fuel cost per available seat mile (CASM) and Mainline non-fuel CASM, as the nature or amount of special items cannot be estimated at this time.

• Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

• Delta presents net debt because management believes this metric is helpful to investors to evaluate the company’s debt-related activities.

• Delta presents free cash flow because management believes this metric is helpful to investors to evaluate the company’s ability to generate cash.

• Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents, and short-term investments, resulting in adjusted net debt to present the amount of additional assets needed to satisfy the debt.

• Delta presents consolidated and Mainline CASM excluding fuel expense and related taxes because management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance.

• Delta presents consolidated and mainline CASM excluding ancillary businesses not associated with the generation of a seat mile.  These businesses include aircraft maintenance and staffing services Delta provides to third parties and Delta’s vacation wholesale operations.

• Delta excludes profit sharing expense from CASM because management believes the exclusion of this item provides a more meaningful comparison of the Company’s CASM to the industry.

• Delta adjust for MTM adjustments for fuel hedges recorded in periods other than the settlement period in order to evaluate the company’s financial results related to operations in the period shown.

(in millions)	Three Months Ended June 30, 2011
Net income	$198
Items excluded:
Restructuring and other items	144
Loss on extinguishment of debt	13
MTM adjustments for fuel hedges recorded in periods other than the settlement period	11
Net income excluding special items	$366

Three Months Ended
June 30, 2011
Net income per diluted share	$0.23
Items excluded:
Restructuring and other items	0.17
Loss on extinguishment of debt	0.02
MTM adjustments for fuel hedges recorded in periods other than the settlement period	0.01
Net income per diluted share excluding special items	$0.43

- more -

(in billions)	Three Months Ended June 30, 2011
Net cash provided by operating activities (GAAP)		$1.0
Net cash used by investing activities (GAAP)	$(0.3)
Adjustments:
Redemption of short term investments	(0.2)
Purchase of short-term investments	0.2
Cash used in investing		(0.3)
Total free cash flow		0.7

(in billions)	June 30, 2011	March 31, 2011	Dec. 31, 2009

Debt and capital lease obligations	$14.7	$15.2	$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.6	0.6	1.1
Adjusted debt and capital lease obligations	$15.3	$15.8	$18.3
Plus: 7x last twelve months' aircraft rent	2.3	2.5	3.4
Adjusted total debt	17.6	18.3	21.7
Less: cash, cash equivalents and short-term investments	(3.8)	(3.8)	(4.7)
Adjusted net debt	$13.8	$14.5	$17.0

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
CASM	14.42 ¢	12.46 ¢	14.19 ¢	12.59 ¢
Items excluded:
Aircraft fuel and related taxes	(5.31)	(3.81)	(5.02)	(3.73)
Ancillary businesses	(0.38)	(0.28)	(0.35)	(0.28)
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(0.02)	-	0.02	-
Profit sharing	(0.01)	(0.15)	(0.01)	(0.08)
Restructuring and other items	(0.24)	(0.14)	(0.13)	(0.12)
CASM excluding fuel expense and special items	8.46 ¢	8.08 ¢	8.70 ¢	8.38 ¢

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Mainline CASM	13.29 ¢	11.47 ¢	13.03 ¢	11.54 ¢
Items excluded:
Aircraft fuel and related taxes	(4.93)	(3.58)	(4.66)	(3.49)
Ancillary businesses	(0.39)	(0.28)	(0.34)	(0.28)
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(0.02)	-	0.02	-
Profit sharing	(0.02)	(0.18)	(0.01)	(0.09)
Restructuring and other items	(0.23)	(0.16)	(0.12)	(0.13)
Mainline CASM excluding fuel expense and special items	7.70 ¢	7.27 ¢	7.92 ¢	7.55 ¢

- more -

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Average price per fuel gallon including fuel expense incurred under contract carrier arrangements	$3.23	$3.05
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(0.01)	0.01
Average price per fuel gallon adjusted for MTM adjustments for fuel hedges recorded in periods other than the settlement period	$3.22	$3.06

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Mainline average price per fuel gallon	$3.19	$3.01
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(0.01)	0.01
Mainline average price per fuel gallon adjusted for MTM adjustments for fuel hedges recorded in periods other than the settlement period	$3.18	$3.02

Three Months Ended
(in millions)	June 30, 2011
Fuel hedge gains	$107
MTM adjustments for fuel hedges recorded in periods other than the settlement period	11
Fuel hedge gains adjusted for MTM adjustments for fuel hedges recorded in periods other than the settlement period	$118

Three Months Ended
(in millions)	June 30, 2011
Net cash used in financing activities (GAAP)	$714
Availability under credit facilities	(206)
Net debt payments	$508

- more -